Exhibit 5.1

                            December 21, 2006
Dyadic International, Inc.
140 Intracoastal Pointe Drive
Suite 404
Jupiter, Florida 33477

Re:	Dyadic International, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Dyadic International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the purpose of registering 5,581,484 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), for resale by the selling stockholders named therein, which consists of: (i) 2,136,752 shares of Common Stock issued in a private placement completed on November 8, 2006; (ii) 2,787,000 shares of Common Stock issued in a private placement completed on December 1, 2006 and (iii) 657,732 shares of Common Stock issuable upon the exercise of warrants issued in the private placement completed on December 1, 2006 (the “Warrants”).

In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, (b) the Registration Statement, (c) the securities purchase agreements pursuant to which the shares of Common Stock and Warrants were issued and sold in the private placements, (d) the Warrants, (e) certain resolutions adopted by the Board of Directors of the Company, and (f) such other documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials and have assumed the same to have been properly given and to be accurate.

This opinion is limited in all respects to the federal laws of the United States and the General Corporation Law of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the foregoing, we are of the opinion that:

1.  The 4,923,752 shares of Common Stock included in the Registration Statement have been legally issued and are fully paid and nonassessable; and

2. The remaining 657,732 shares of Common Stock included in the Registration Statement, when issued upon exercise of the Warrants for consideration in accordance with the terms of the Warrants, will be legally issued, fully paid and nonassessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could effect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement.. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder. As of the date hereof, one of our attorneys beneficially owns in the aggregate 102,056 shares of Common Stock, none of which is included in the Registration Statement.

Very truly yours,

/s/ Greenberg Traurig, P.A.
Greenberg Traurig, P.A.